                                                                                                                              EXHIBIT                 EXHIBIT

EXHIBIT 99.2

NEWS RELEASE
Contacts:                 Scott A. McCurdy
  Senior Vice President and CFO
FOR IMMEDIATE RELEASE                       Geokinetics Inc.
   (713) 850-7600

GEOKINETICS ANNOUNCES FIRST QUARTER 2010 EARNINGS RELEASE AND CONFERENCE CALL SCHEDULE

HOUSTON, TEXAS – May 3, 2010 – Geokinetics Inc. (NYSE AMEX: GOK) today announced plans to release first quarter 2010 financial results on Thursday, May 6, 2010 after the market closes.  In conjunction with the release, Geokinetics has scheduled a conference call that will be broadcast live over the Internet for Friday, May 7 at 11:00 a.m. Eastern Time (10:00 a.m. Central Time).

What:           Geokinetics First Quarter 2010 Earnings Conference Call

When:           Friday, May 7, 11:00 a.m. Eastern Time (10:00 a.m. Central Time)

How:
Live via telephone by dialing (877) 941-8631 for domestic callers or (480) 629-9820 for international callers and asking for the Geokinetics call a few minutes prior to the start time, or live over the Internet on Geokinetics' website at www.geokinetics.com under Investor Relations.

A telephonic replay will be available through May 21, 2010 by calling (800) 406-7325 for domestic callers or (303) 590-3030 for international callers, in both cases using pass code 4290607#. A webcast archive will also be available at www.geokinetics.com shortly after the call and will be accessible for approximately 90 days.  For more information, please contact Donna Washburn at DRG&E at 713-529-6600 or email dmw@drg-e.com.

About Geokinetics Inc.

Geokinetics Inc. is a leading provider of seismic data acquisition, seismic data processing services and multi-client seismic data to the oil and gas industry worldwide. Headquartered in Houston, Texas, Geokinetics is the largest Western contractor acquiring seismic data onshore and in transition zones in oil and gas basins around the world. Geokinetics has the crews, experience and capacity to provide cost-effective world class data to our international and North American clients. For more information on Geokinetics, visit www.geokinetics.com.

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